                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated April 26,
2005 in the Registration Statement of Equity Opportunity Trust, Special
Situations Series 11.

                                    /S/ ERNST & YOUNG LLP
                                    -------------------------
                                    ERNST & YOUNG LLP

New York, New York
April 26, 2005